EXHIBIT 4.1


                              CERTIFICATE OF TRUST
                                       FOR
                               NB CAPITAL TRUST I


                  The undersigned, the trustees of NB Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (Section Mark) 3810, hereby certify as follows:

                  i. The name of the business trust being formed hereby (the "Trust") is "NB Capital
                                   Trust I."

                  ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as fol-lows:

                                            The Bank of New York (Delaware)
                                            White Clay Center, Route 273
                                            Newark, Delaware 19711

                  iii. This Certificate of Trust shall be effective as of the date of filing.

Dated: October 29, 1996

                                                     /s/ John E. Mack
                                                     Name:  John E. Mack
                                                     Title: Trustee




                                            THE BANK OF NEW YORK (DELAWARE), as
                                            Trustee



                                            By: /s/ Melissa Beneduce
                                               Name:       Melissa Beneduce
                                               Title: Assistant Vice President



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